                                                               EXHIBIT 10.10(c)




                             THIRD AMENDMENT TO THE
                      USML, INC. TAX DEFERRED SAVINGS PLAN


            This Third Amendment to the USML, Inc. Tax Deferred Savings Plan is adopted pursuant to Treasury Regulation 1.401(b)-1(d)(3) and is executed within 91 days following the issuance of a favorable tax-determination letter by the Internal Revenue Service on the amendment and restatement of the Plan for the Tax Reform Act of 1986.

            1.      Section 1.27 of the Plan Document.  In the amendment to
Section 1.27 of the Plan by the Equitable Life Assurance Society First Amendment to the Plan, the reference to Section 1.9 of the Plan shall be replaced with a reference to Section 1.10 of the Plan.

            2. Section 4.4(f)(5) of the Plan Document. In the first sentence in the second paragraph of Section 4.4(f)(5) of the Plan, the reference to May 5 shall be replaced with a reference to May 6.

            3. Section 9.3(b) of the Plan Document. This first sentence in Section 9.3(b) of the Plan shall be amended and restated to read as follows:
"This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan as a result of a loan from the Plan."

            4. Section 11.7(j) of the Plan Document. Paragraph (j) (Multiple Use Test) shall be added at the end of Section 11.7(i) of the Plan to read as follows:

            (j) Effective with respect to Plan Years specified in Treasury regulations, if the high-paid average contribution percentage computed under Section 11.6 above exceeds 125% of the lower-paid average contribution percentage and if the high-paid average deferral percentage computed under Section 11.4 also exceeds 125% of the lower-paid average deferral percentage computed under that Section (but in each case, the percentages otherwise satisfy the test set forth in Section 11.4(a)), then such contributions and deferrals shall remain in the Plan only if the aggregate limit of the multiple use test set forth in Treasury Regulation Section 1.401(m)-2(b) (as may be amended from time to time) is met. If such aggregate limit is exceeded, then the Employer matching contributions and the Employee after-tax contributions, or the before-tax Employee contributions made by or on behalf of Highly Compensated Participants shall be reduced pro-rata as the Plan Administrator deems necessary in the same manner as set forth in Sections 11.5 and 11.7, until such aggregate limit is not exceeded.

            UNIVERSAL STANDARD MEDICAL LABORATORIES, INC. has caused this Third Amendment to the USML, Inc. Tax Deferred Savings Plan to be executed on _______ ________, 1995.



                                        UNIVERSAL STANDARD MEDICAL
                                        LABORATORIES, INC.



                                        By:___________________________________


                                        Its:__________________________________